June 21, 2024 Greenlight Capital Re, Ltd. 65 Market Street, Suite 1207, Jasmine Court P.O. Box 31110 Camana Bay Grand Cayman, KY1-1205 Cayman Islands	Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020 United States of America T: +1 212 506 2500 F: +1 212 262 1910 mayerbrown.com

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
We have represented Greenlight Capital Re, Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”), in connection with the preparation of a Registration Statement on Form S-3, as may be amended from time to time (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”) and pursuant to Rule 415 under the Act of an indeterminate amount of the Company’s securities (the “Securities”) consisting of:
(i)Class A ordinary shares, par value $0.10 per share (“Ordinary Shares”);

(ii)preferred shares, par value $0.10 per share (“Preferred Shares,” and together with the Ordinary Shares, the “Equity Securities”);

(iii)depositary shares representing fractional interests in deposits of Equity Securities (“Depositary Shares”) and which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) proposed to be entered into between the Company and one or more bank or trust companies to be named in the applicable Deposit Agreement (each, a “Depositary”);

(iv)senior unsecured and subordinated unsecured debt securities to be issued pursuant to the applicable indenture (each, an “Indenture”) to be entered into by the Company and Computershare Trust Company, N.A., as trustee (the “Trustee”) (the “Debt Securities”)

(v)warrants to purchase Equity Securities (“Warrants”), to be issued under a warrant agreement (the “Warrant Agreement”) to be entered into by the Company and a warrant agent named therein; and

(vi)purchase contracts obligating the Company to buy or sell Equity Securities or Depositary Shares from or to the holder of such contract (“Purchase Contracts”).
This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
In rendering the opinions expressed herein, we have examined (i) the Registration Statement; (ii) a form of each Indenture; (iii) the Statement of Eligibility of the Indenture Trustee on Form T-1 relating to each Indenture and (iv) resolutions of the Company’s board of directors relating to the preparation and filing of the Registration Statement for the potential offering of the Securities from time to time.

In addition, we have examined such other documents, certificates and opinions and have made such further investigation as we have deemed necessary or appropriate for the purposes of the opinions expressed below. In expressing the opinions set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. As to all parties , we have assumed the due authorization, execution and delivery of all documents, and we have assumed the validity and enforceability of all documents against all parties thereto, other than the Company, in accordance with their respective terms.
We have also assumed that
(a)    the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective under the Act and such effectiveness shall not have been terminated or rescinded or been the subject of a stop order;
(b)    for each type or series of Securities the Company offers by means of a Prospectus, the Company will have prepared and filed with the Commission under the Act, a Prospectus Supplement which describes that type or series and, if Securities of another type or series are issuable upon the conversion, exchange, redemption, repurchase or exercise of the Securities being offered, which also describes that other type or series;
(c)    the Company will have offered, issued and sold the Securities in the manner contemplated by the Registration Statement, the Prospectus and the relevant Prospectus Supplement and otherwise in compliance with all applicable United States federal and state securities laws;
(d)    in the case of Securities of any type which the Company issues and sells, the board of directors of the Company (or any committee of one or more members of that board of directors which that board of directors has duly designated (that board or any such committee being the “Board”)) will have taken all corporate action necessary to authorize the issuance of those Securities and the other Securities, if any, issuable upon the conversion, exchange, redemption, repurchase or exercise of those Securities, reserved for issuance such other Securities, if any, issuable upon the conversion, exchange, redemption, repurchase or exercise of those Securities and approved the terms of the offering and sale of those Securities;
(e)    at the time of the issuance of the Securities, the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of formation, will have the necessary corporate power and due authorization and the terms of any such Securities will not violate the organizational documents of the Company, any applicable law or result in a default or breach of any agreement binding upon Company, and comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over the Company and, if such Securities constitute Debt Securities, in conformity with the applicable Indenture and the applicable resolutions of the Board, supplemental indenture or officer’s certificate creating such series of Debt Securities;
(f)    the Company and the initial purchasers of the Securities of any type will have duly authorized, executed and delivered a definitive underwriting, purchase or similar agreement relating to those Securities;
(g)    in the case of any Securities issuable upon the conversion, exchange, redemption, repurchase or exercise of other Securities, those Securities will be available for issuance upon that conversion, exchange, redemption, repurchase or exercise;
(h)    in the case of Depositary Shares, (i) the Board will have designated and established the terms of such Depositary Shares and the related Deposit Agreement and such Depositary Shares will not include any provision that is unenforceable; (ii) forms of such Depositary Shares complying with the terms of the related Deposit Agreement and evidencing those Depositary Shares will have been duly executed and delivered in accordance with the provisions of the Deposit Agreement; and (iii) any such Deposit Agreement shall have been duly authorized, executed and delivered by the parties thereto, and shall be valid and binding obligation of the Depositary party thereto, enforceable against such Depositary in accordance with its terms and shall be governed by the laws of the State of New York;
(i)    the applicable Indenture shall have been duly authorized, executed and delivered by the Company and the Trustee, and that at the time of execution, authentication, issuance and delivery of the applicable Debt Securities, the applicable Indenture will be valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms;
(j)    in the case of Debt Securities of any series, at the time of execution, authentication, issuance and delivery of such Debt Securities, (i) the Board will have designated and established the terms of the series to which those Debt Securities belong and those Debt Securities will not include any provision that is unenforceable; (ii) the applicable Indenture and the Trustee will have become qualified under the Trust Indenture Act of 1939, as amended, as applicable; and (iii) forms of Debt Securities complying with the terms of the applicable Indenture, the applicable resolutions of the Board or supplemental indenture or officer’s certificate creating such series of Debt Securities will have been executed, authenticated and delivered by the Company and the Trustee, as applicable;
(k)    in the case of the Warrants, (i) the Board will have designated and established the terms of such Warrants and any related Warrant Agreement and such Warrants and related Warrant Agreement will not include any provision that is unenforceable; (ii) forms of such Warrants complying with the terms of the related Warrant Agreement and evidencing those Warrants will have been duly executed and delivered in accordance with the provisions of the related Warrant Agreement; and (iii) any such Warrant Agreement shall have been duly authorized, executed and delivered by the parties thereto, and shall be valid and binding obligation of the warrant agent party thereto, enforceable against such warrant agent in accordance with its terms and shall be governed by the laws of the State of New York; and
(l)    in the case of Purchase Contracts, (i) the Board will have designated and established the terms of such Purchase Contracts and any related purchase contract agreement (the “Purchase Contract Agreement” and, together with each Deposit Agreement, Indenture and Warrant Agreement, each, an “Instrument”) and such Purchase Contracts and Purchase Contract Agreement will not include any provision that is unenforceable; (ii) forms of such Purchase Contracts complying with the terms of the Purchase Contract Agreement and evidencing those Purchase Contracts will have been duly executed and delivered in accordance with the provisions of the Purchase Contract Agreement; and (iii) any such Purchase Contract Agreement shall have been duly authorized, executed and delivered by the parties thereto, and shall be valid and binding obligation of, and enforceable against the parties thereto (other than the Company) in accordance with its terms and shall be governed by the laws of the State of New York.
As to matters of fact material to our opinions, we have, to the extent we deemed such reliance appropriate, relied upon certificates of officers of the Company and of public officials with respect to the Company.

Based upon and subject to the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.    With respect to the Depositary Shares, when (a) the Deposit Agreement relating to the Depositary Shares has been duly executed by the Company and the Depositary, (b) the Depositary Shares have been duly executed, authenticated, issued and delivered by the Company and the related receipts evidencing such Depositary Shares having been duly executed, countersigned, registered and delivered in accordance with the Deposit Agreement and the applicable definitive underwriting, purchase or similar agreement, and (c) payment of the consideration therefor has been provided, such Depositary Shares, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.    With respect to the Debt Securities, the applicable Indenture will constitute the legal, valid and binding agreement of the Company and when such Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and in accordance with the terms of the applicable Indenture and the applicable definitive underwriting, purchase or similar agreement, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.    With respect to the Warrants, when (a) the Warrant Agreement has been duly executed and delivered, (b) the Warrants have been duly executed by the Company and duly authenticated by the warrant agent in accordance with the terms of that Warrant Agreement, and (c) the Warrants have been delivered to, paid for by the relevant underwriters pursuant to the terms of the applicable definitive underwriting, purchase or similar agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.    With respect to the Purchase Contracts, when (a) the Purchase Contract Agreement has been duly executed and delivered and (b) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement and any applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
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The opinions set forth above are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

We are admitted to practice law in New York and our opinions expressed herein are limited solely to the Federal laws of the United States of America and the laws of the State of New York, and we express no opinion herein concerning the laws of any other jurisdiction.
In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement, the Prospectus or any Prospectus Supplement or other offering material regarding the Company or the Securities or their offering and sale.
This opinion speaks as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law that may hereafter occur.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP
JPB/VAM